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                                                                     EXHIBIT 4.1

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "SECURITIES DEPOSITORY") TO A NOMINEE OF THE SECURITIES DEPOSITORY OR BY THE SECURITIES DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE SECURITIES DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE SECURITIES DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE SECURITIES DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1
CUSIP:        053332AC6                                            $300,000,000
ISIN:         US053332AC61

                                 AUTOZONE, INC.

                           5.875% Senior Note due 2012

Original Issue Date:  October 21, 2002
Interest Payment Dates:  April 15 and October 15
Maturity Date:  October 15, 2012
Interest Rate:  5.875%

         AUTOZONE, INC., a Nevada corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS (the "Principal Amount") on the Maturity Date shown above, except as provided below, and to pay interest thereon at the rate per annum shown above. The Company will pay interest semiannually on the Interest Payment Dates, commencing on April 15, 2003. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Original Issue Date shown above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or the October 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such


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interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. The Company will pay interest on overdue principal, overdue premium, if any, and overdue installments of interest, if any, from time to time on demand at the interest rate borne by the Notes to the extent lawful.

         In the event this Global Note is surrendered in exchange for Notes in definitive form, principal and interest payable with respect to Notes in definitive form will be payable at the office or agency of the Company maintained for that purpose in New York, New York (the Place of Payment), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest payable with respect to such Notes in definitive form, may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

         This Note is one of a duly authorized issue of securities of the Company (the "Securities") evidencing its unsecured indebtedness, of the series hereinafter specified, all issued under and pursuant to a senior indenture, dated as of July 22, 1998, (herein referred to as the "Indenture"), duly executed and delivered by the Company and Bank One Trust Company, N.A., (as successor in interest to The First National Bank of Chicago), as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the "5.875% Notes due 2012" of the Company (herein referred to as the "Notes"), initially issued in an aggregate principal amount of Three Hundred Million Dollars ($300,000,000). The Company may, without the consent of the holders of the Notes, create and issue additional Notes ranking equally with the Notes and otherwise similar in all respects, except for the issue price, the issue date, the payment of interest accruing prior to the issue date of such additional Notes and, in some cases, the first payment of interest following the issue date of such additional Notes, so that such further Notes shall be consolidated and form a single series with the Notes.

         The Notes constitute senior unsecured debt obligations of the Company and rank equally in right of payment among themselves and with all other existing and future senior, unsecured and unsubordinated debt obligations of the Company.

         The Notes will be redeemable, in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to accrued and unpaid interest on the principal amount being redeemed to the redemption date plus the greater of (i) 100% of the


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principal amount of such Notes; or (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 0.35%.

         "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

         "Quotation Agent" means J.P. Morgan Securities Inc., Merrill Lynch Government Securities Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated or another Reference Treasury Dealer appointed by the Company.

         "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc. and Merrill Lynch Government Securities Inc. and their respective successors and any other U.S. Government securities dealer the Company shall select; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, the Company shall substitute therefor another primary U.S. Government securities dealer in New York City.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed.

         Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

         The Notes will not be subject to, or have the benefit of, any sinking fund.

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         In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Notes then Outstanding. Any such waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any note issued upon the transfer hereof or in exchange or substitution hereof, irrespective of whether or not any notation of such waiver is made upon this Note or such other Notes.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities or, in certain cases, of the Outstanding Securities of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal amount thereof or the rate of interest, if any, thereon, or any premium payable upon the redemption thereof, or change the coin or currency in which any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or Repayment Date, as the case may be) or (ii) reduce the percentage in principal amount of the Outstanding Securities or the Outstanding Securities of any particular series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or their consequences provided for in the Indenture. It is also provided in the Indenture that prior to the acceleration of maturity of the Securities of any particular series upon the occurrence of an Event of Default with respect to such series as permitted by the Indenture, the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding may on behalf of the Holders of all of the Securities of such series waive any past default under the Indenture with respect to Securities of such series and its consequences, except a default in the payment of the principal of or premium, if any, or interest, if any, on any of the Securities of such series. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued upon transfer hereof or in exchange or substitution hereof, irrespective of whether or not any notation of such consent or waiver is made upon this Note or such other Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable by the Holder hereof on the security Register of the Company,



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upon due presentment of this Note for registration of transfer at the office of the Security Registrar, or at the office of any Security Co-Registrar duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar or any such Security Co-Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for new Notes of any authorized denominations of the same aggregate principal amount as requested by the Holder surrendering the same. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment for registration of transfer, the Company, the Trustee, the Security Registrar, any Security Co-Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Security Registrar, any Security, the Registrar nor any such agent shall be affected by notice to the contrary.

         The Holder of this Note shall not have recourse for the payment of principal of or interest on this Note or for any claim based on this Note or the Indenture against any director, officer or stockholder, past, present or future, of the Company. By acceptance of this Note, the Holder waives any such claim against any such Person.

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used but not defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication thereon has been executed by the Trustee under such indenture, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.



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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed manually or in facsimile.

Dated:  October 21, 2002

                                     AUTOZONE, INC.


                                     By:
                                          -------------------------------------
                                     Title:


                                     By:
                                          -------------------------------------
                                     Title:


Dated:  October 21, 2002

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the
series designated therein, referred to
in the within-mentioned Indenture.

BANK ONE TRUST COMPANY, N.A., as Trustee



By:
   -----------------------------------------
         Authorized Officer